                               NEWS

www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec.V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS
THIRD QUARTER RESULTS

————————————

Third Quarter 2005 Highlights Include:

•	Net income of $17.2 million
•	Earnings per share of $.25
•	Return on equity of 16.87%
•	Annualized commercial loan growth of 9%
•	Year-to-date efficiency ratio of 46%, well below peer

ANN ARBOR, Michigan—October 13, 2005—Republic Bancorp Inc., (Nasdaq: RBNC), today announced net income for the quarter ended September 30, 2005 of $17,222,000, compared to net income of $17,213,000 earned in the third quarter of 2004. Diluted earnings per share were $.25, up 3% from $.24 earned in 2004. Net income generated returns of 1.14% on average assets and 16.87% on average shareholders’ equity for the quarter ended September 30, 2005.

Net income for the nine months ended September 30, 2005 was $52,004,000, compared to net income of $49,880,000 earned for the same period in 2004. For the nine month period ending September 30, 2005, diluted earnings per share were $.74, an increase of 5% over the $.70 earned in 2004. Annualized returns on average assets and average shareholders’ equity for the first nine months of 2005 were 1.16% and 16.88%, respectively.

“The Company’s solid financial results were driven again by our focused business strategies and motivated employees,” commented Dana M. Cluckey, President and Chief Executive Officer. “Our commercial, retail and mortgage business lines all contributed to our increased profitability and worked well together to serve our customers. Republic continues to operate very efficiently and is well capitalized with Total risk-based capital of over 12%,” added Mr. Cluckey.

“In addition, we are proud to be recognized by Working Mother magazine’s list of ‘100 Best Companies for Working Mothers’ for the fifth year in a row. By providing flexible solutions to our employees to facilitate their balance of work and home life, they are more focused in providing customer service which exceeds expectations. Our consistent and solid financial results reflect the distinctive personal service provided by our employees,” added Mr. Cluckey.

Results for the third quarter of 2005 reflect solid performance from the Company’s three business lines.

Commercial Banking
•
The commercial loan portfolio grew $122 million from September 30, 2004, with the commercial real estate mortgage portfolio up 9%. Commercial loan closings were a record $198 million during the third quarter of 2005, up 19% from the third quarter of 2004. Through September 30, 2005, commercial loan closings totaled $498 million, up 21% over 2004.

•	SBA loan closings during the quarter were $12 million, consistent with the third quarter of 2004. SBA closings through September 30, 2005 were $36 million.

Retail Banking
•
The Company’s installment loan portfolio, primarily home equity loans, grew $46 million, or 6% compared to September 30, 2004. Consumer loan closings were $115 million during the third quarter of 2005, down 8% from the third quarter of 2004. Through September 30, 2005, consumer loan closings totaled $327 million.

•	Total retail deposits increased $99 million, or 4% compared to September 30, 2004.

Mortgage Banking
•
During the third quarter of 2005, the Company originated $435 million in single-family residential mortgages, with 33% of these closings being adjustable rate loans. At September 30, 2005, the Company’s mortgage loan pipeline of applications in process was $528 million, an increase of $58 million from September 30, 2004. At September 30, 2005, $116 million of the mortgage loan pipeline represented commitments to fund loan applications with agreed-upon rates.

Income Statement
Net interest income decreased $620,000, or 2%, for the third quarter of 2005 compared to the corresponding period in 2004, due to a decline in the net interest margin partially offset by an increase in average earning assets. For the quarter ended September 30, 2005, the Company’s net interest margin was 2.67%.

Total noninterest income increased $162,000 for the third quarter of 2005 compared to the corresponding period in 2004, due primarily to higher mortgage banking income and service charges.

Total noninterest expense increased $550,000, or 2%, for the third quarter of 2005 compared to the corresponding period in 2004. The increase was primarily a result of an increase of $1.3 million in salaries and employee benefits related to higher employee incentive accruals partially offset by a decrease of $686,000 in other noninterest expense primarily reflecting lower state taxes and other miscellaneous expenses.

The Company’s efficiency ratio for the nine months ended September 30, 2005 was 46.09%, which compares favorably to our peer group.

Asset Quality and Capital
Net charge-offs to total average loans were 12 basis points for the quarter ended September 30, 2005 and remain substantially below the Company’s peer group. Total non-accrual loans increased $12.1 million from June 30, 2005, with a majority of the increase related to commercial loans.

During the third quarter of 2005, the Company repurchased 807,000 shares at an average price of $14.69 per share. Of these repurchases, 78,852 shares were repurchased under the 2003 Stock Repurchase Program, which has now been completed. The remaining 728,148 shares were repurchased under the 2005 Stock Repurchase Program which has 1,271,852 shares available for repurchase. Through September 30, 2005, 2,628,500 shares have been repurchased.

The Company’s capital ratios continue to be well in excess of the requirements for a well-capitalized bank. At September 30, 2005, the Company’s Total risk-based capital ratio was 12.27% and the Tier 1 leverage ratio was 7.52%.

About the Company
Republic Bancorp Inc., with $6.1 billion in assets, is the third largest bank holding company headquartered in Michigan and the 82nd largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 95 retail, commercial and mortgage banking offices and 90 ATMs. Republic has consistently been the #1 Small Business Administration bank lender based in Michigan and one of the Midwest’s top retail mortgage lenders. Republic was named the 3rd Best Company to Work For by FORTUNE magazine (marking the fifth year on FORTUNE’s “100 Best Companies to Work For”) and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” for five years in a row.

Information about Republic Bancorp’s financial results and its products and services, including on-line mortgage applications and its Internet banking system, ExpressNet, can be accessed at www.republicbancorp.com.

Cash Dividend
The Company currently pays an annual cash dividend of $.44 per share, which represents an annual yield of approximately 3.3% based on the Company’s current stock price.

Safe Harbor Statement
As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
	Sept. 30, 2005	June 30, 2005	Dec. 31, 2004	Sept. 30, 2004
	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$68,395	$55,575	$53,671	$61,070
Mortgage loans held for sale	91,844	143,589	105,318	153,875
Securities available for sale	831,820	835,285	620,794	682,343
Securities held to maturity (at cost)	237,059	252,527	222,757	231,286
Loans	4,585,988	4,533,129	4,463,975	4,432,060
Less allowance for loan losses	(41,946)	(41,871)	(41,818)	(44,167)
Net loans	4,544,042	4,491,258	4,422,157	4,387,893
Federal Home Loan Bank stock (at cost)	80,521	80,514	80,511	80,508
Premises and equipment	26,690	25,687	26,493	26,868
Bank owned life insurance	115,498	114,414	112,978	111,883
Other assets	85,613	76,379	69,298	66,784
Total assets	$6,081,482	$6,075,228	$5,713,977	$5,802,510

LIABILITIES
Noninterest-bearing deposits	$295,124	$308,730	$274,747	$283,813
Interest-bearing deposits:
NOW accounts	184,476	196,221	203,553	201,437
Savings and money market accounts	977,221	988,449	1,100,333	1,045,351
Retail certificates of deposit	1,049,334	1,013,567	879,361	876,291
Wholesale deposits	708,452	528,119	588,217	563,183
Total interest-bearing deposits	2,919,483	2,726,356	2,771,464	2,686,262
Total deposits	3,214,607	3,035,086	3,046,211	2,970,075
Federal funds purchased and other short-term borrowings	718,775	719,775	538,300	533,841
Short-term FHLB advances	190,000	362,500	215,000	403,000
Long-term FHLB advances and security repurchase agreements	1,438,302	1,434,934	1,390,878	1,388,052
Accrued expenses and other liabilities	64,570	63,826	63,950	55,149
Long-term debt	50,000	50,000	50,000	50,000
Total liabilities	5,676,254	5,666,121	5,304,339	5,400,117

SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative
and convertible; 5,000,000 shares authorized,
none issued and outstanding	-	-	-	-
Common stock, $5 par value; 100,000,000 shares
authorized; 68,463,000, 69,205,000, 70,425,000, and 70,413,000 issued and outstanding, respectively	342,315	346,026	352,125	320,058
Capital surplus	40,030	47,556	59,303	52,367
Unearned compensation - restricted stock	(5,623)	(6,323)	(3,207)	(3,674)
Retained earnings	32,692	23,024	3,634	34,580
Accumulated other comprehensive loss	(4,186)	(1,176)	(2,217)	(938)
Total shareholders’ equity	405,228	409,107	409,638	402,393

Total liabilities and shareholders’ equity	$6,081,482	$6,075,228	$5,713,977	$5,802,510

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Interest Income
Loans, including fees	$70,556	$61,342	$202,477	$176,636
Investment securities and FHLB stock dividends	12,795	10,949	37,452	31,466
Total interest income	83,351	72,291	239,929	208,102

Interest Expense
Deposits	19,118	13,024	50,973	38,728
Short-term borrowings	9,147	3,946	23,092	8,283
Long-term FHLB advances and security repurchase agreements	15,931	15,546	47,480	47,090
Long-term debt	1,075	1,075	3,225	3,225
Total interest expense	45,271	33,591	124,770	97,326
Net interest income	38,080	38,700	115,159	110,776
Provision for loan losses	1,400	2,250	4,300	6,750
Net interest income after provision for loan losses	36,680	36,450	110,859	104,026

Noninterest Income
Service charges	3,318	2,971	9,007	8,673
Mortgage banking income	4,760	4,558	13,817	16,298
Gain on sale of securities	447	602	1,174	1,964
Gain on sale of SBA loans	628	1,400	1,581	2,586
Income from bank owned life insurance	1,083	1,070	3,176	3,553
Other noninterest income	775	248	2,180	1,107
Total noninterest income	11,011	10,849	30,935	34,181

Noninterest Expense
Salaries and employee benefits	15,337	14,033	41,103	39,957
Occupancy expense of premises	2,603	2,564	7,799	7,659
Equipment expense	1,565	1,672	4,788	4,998
Other noninterest expense	4,393	5,079	14,339	15,135
Total noninterest expense	23,898	23,348	68,029	67,749
Income before income taxes	23,793	23,951	73,765	70,458
Provision for income taxes	6,571	6,738	21,761	20,578
Net income	$17,222	$17,213	$52,004	$49,880

Basic earnings per share	$.25	$.24	$.75	$.71
Diluted earnings per share	$.25	$.24	$.74	$.70

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(In thousands, except operating data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Mortgage Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$291	$224	$740	$764
Adjustable rate	144	245	449	749
Total residential mortgage loan closings	$435	$469	$1,189	$1,513

Conventional loans	$216	$212	$627	$731
Government loans	42	51	107	146
Construction loans	56	73	147	190
Jumbo and other loans	121	133	308	446
Total residential mortgage loan closings	$435	$469	$1,189	$1,513

Refinances (percent of total)	37%	28%	38%	40%
Mortgage loan sales	$300	$205	$775	$854

Performance Ratios (annualized for the quarter):
Return on average assets	1.14%	1.20%	1.16%	1.19%
Return on average equity	16.87%	17.45%	16.88%	17.24%
Net interest margin	2.67%	2.85%	2.73%	2.81%
Efficiency ratio (1)	48.26%	46.71%	46.09%	46.39%

Per Common Share Data:
Average common shares outstanding - diluted	69,616	71,343	70,442	71,222
Cash dividends declared	$.11	$.10	$.33	$.273
Book value	$5.92	$5.71	$5.92	$5.71
Tangible book value	$5.85	$5.64	$5.85	$5.64

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2005	2005	2004	2004
Capital Ratios:
Shareholders’ equity to assets	6.66%	6.73%	7.20%	6.93%
Tier 1 risk-based capital	11.18%	11.38%	11.87%	11.67%
Total risk-based capital	12.27%	12.50%	12.96%	12.82%
Tier 1 leverage	7.52%	7.57%	7.94%	7.80%

(1)	Includes total noninterest expense, divided by total revenue (FTE), excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2005			September 30, 2004
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$1,125	$9	3.26%	$311	$1	1.54%
Mortgage loans held for sale	123,039	1,811	5.89	111,891	1,644	5.88
Securities available for sale:
Taxable	620,465	7,142	4.60	524,579	5,252	4.00
Tax-exempt	203,673	2,762	5.38	221,247	3,181	5.70
Securities held to maturity	246,915	2,795	4.53	235,899	2,645	4.48
Portfolio loans:
Commercial loans	1,662,161	28,295	6.66	1,544,194	22,075	5.59
Residential real estate mortgage loans	2,138,468	28,017	5.24	2,151,496	28,253	5.25
Installment loans	752,278	12,433	6.56	692,354	9,370	5.37
Total loans, net of unearned income	4,552,907	68,745	5.98	4,388,044	59,698	5.39
FHLB stock	80,518	965	4.75	80,701	913	4.49
Total interest-earning assets	5,828,642	84,229	5.73	5,562,672	73,334	5.23
Allowance for loan losses	(42,098)			(43,760)
Cash and due from banks	51,647			53,699
Other assets	212,929			181,698
Total assets	$6,051,120			$5,754,309

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$193,258	$266	0.55%	$194,630	$151	0.31%
Savings and money market accounts	998,537	4,738	1.88	1,033,022	3,237	1.24
Retail certificates of deposit	1,031,360	8,693	3.34	876,527	6,875	3.11
Wholesale deposits	584,836	5,421	3.68	497,973	2,761	2.20
Total interest-bearing deposits	2,807,991	19,118	2.70	2,602,152	13,024	1.99
Short-term borrowings	1,022,939	9,147	3.50	1,006,053	3,946	1.54
Long-term FHLB advances and security repurchase agreements	1,425,914	15,931	4.37	1,391,268	15,546	4.37
Long-term debt	50,000	1,075	8.60	50,000	1,075	8.60
Total interest-bearing liabilities	5,306,844	45,271	3.36	5,049,473	33,591	2.62
Noninterest-bearing deposits	292,012			282,032
Other liabilities	43,931			28,135
Total liabilities	5,642,787			5,359,640
Shareholders’ equity	408,333			394,669
Total liabilities and shareholders’ equity	$6,051,120			$5,754,309

Net interest income/rate spread (FTE)		$38,958	2.37%		$39,743	2.61%

FTE adjustment		$878			$1,043

Impact of noninterest- bearing sources of funds			0.30%			0.24%

Net interest margin (FTE)			2.67%			2.85%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)
	Nine Months Ended			Nine Months Ended
	September 30, 2005			September 30, 2004
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$1,321	$22	2.20%	$550	$4	0.89%
Mortgage loans held for sale	104,960	4,630	5.88	110,790	4,771	5.74
Securities available for sale:
Taxable	595,373	20,458	4.53	502,871	14,765	3.91
Tax-exempt	209,717	8,543	5.45	218,706	9,469	5.79
Securities held to maturity	246,429	8,457	4.58	220,505	7,469	4.52
Portfolio loans:
Commercial loans	1,620,991	78,879	6.42	1,538,357	64,399	5.50
Residential real estate mortgage loans	2,143,661	83,982	5.22	2,064,937	81,023	5.23
Installment loans	745,385	34,986	6.28	659,483	26,443	5.34
Total loans, net of unearned income	4,510,037	197,847	5.83	4,262,777	171,865	5.35
FHLB stock	80,645	2,646	4.39	80,718	2,822	4.66
Total interest-earning assets	5,748,482	242,603	5.60	5,396,917	211,165	5.19
Allowance for loan losses	(41,950)			(42,434)
Cash and due from banks	49,922			54,001
Other assets	210,018			187,038
Total assets	$5,966,472			$5,595,522

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$197,853	$718	0.49%	$189,920	$406	0.28%
Savings and money market accounts	1,019,600	12,837	1.68	1,029,134	9,752	1.26
Retail certificates of deposit	977,798	23,600	3.23	884,287	20,971	3.16
Wholesale deposits	564,508	13,818	3.27	482,454	7,599	2.10
Total interest-bearing deposits	2,759,759	50,973	2.47	2,585,795	38,728	2.00
Short-term borrowings	997,970	23,092	3.05	863,100	8,283	1.26
Long-term FHLB advances and security repurchase agreements	1,422,232	47,480	4.40	1,402,809	47,090	4.41
Long-term debt	50,000	3,225	8.60	50,000	3,225	8.60
Total interest-bearing liabilities	5,229,961	124,770	3.16	4,901,704	97,326	2.62
Noninterest-bearing deposits	282,875			273,396
Other liabilities	42,783			34,627
Total liabilities	5,555,619			5,209,727
Shareholders’ equity	410,853			385,795
Total liabilities and shareholders’ equity	$5,966,472			$5,595,522

Net interest income/rate spread (FTE)		$117,833	2.44%		$113,839	2.57%

FTE adjustment		$2,674			$3,063

Impact of noninterest- bearing sources of funds			0.29%			0.24%

Net interest margin (FTE)			2.73%			2.81%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2005	2005	2004	2004
Portfolio Loan Summary:

Commercial loans:
Commercial and industrial	$30,390	$29,753	$32,632	$37,712
Commercial real estate mortgage	1,647,460	1,612,718	1,542,660	1,517,746
Total commercial loans	1,677,850	1,642,471	1,575,292	1,555,458
Residential real estate mortgages	2,146,613	2,137,046	2,152,720	2,160,835
Installment loans	761,525	753,612	735,963	715,767
Total portfolio loans	$4,585,988	$4,533,129	$4,463,975	$4,432,060

Non-performing assets:

Non-accrual loans:
Commercial	$24,913	$14,550	$17,744	$23,456
Residential real estate mortgage	13,636	12,202	10,705	10,330
Installment	1,361	1,100	852	1,071
Total non-accrual loans	39,910	27,852	29,301	34,857
Other real estate owned:
Commercial	9,089	4,441	650	1,035
Residential real estate mortgage	3,331	3,399	2,720	2,636
Installment	687	1,077	790	490
Total other real estate owned	13,107	8,917	4,160	4,161
Total non-performing assets	$53,017	$36,769	$33,461	$39,018

Allowance for Loan Losses (for the quarter):

Balance at beginning of period	$41,871	$41,855	$44,167	$43,086
Loans charged off:
Commercial	924	907	753	1,279
Residential real estate mortgage	577	719	379	227
Installment	345	270	386	327
Total charge-offs	1,846	1,896	1,518	1,833
Recoveries:
Commercial	96	242	17	410
Residential real estate mortgage	219	17	35	32
Installment	206	253	184	222
Total recoveries	521	512	236	664
Net charge-offs	1,325	1,384	1,282	1,169
Provision charged to expense	1,400	1,400	1,750	2,250
Reclassification of allowance for loan losses
on unfunded loan commitments(1)	-	-	(2,817)	-
Balance at end of period	$41,946	$41,871	$41,818	$44,167

(1)
During the fourth quarter of 2004, the Company reclassified $2.8 million of its allowance for loan losses to a separate allowance for probable credit losses inherent in unfunded loan commitments. Net income and prior period balances were not affected by this reclassification. The separate allowance is included in “accrued expenses and other liabilities”.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
	2005	2005	2004	2004
Asset Quality Ratios:
Non-performing assets to loans and
other real estate owned	1.15%	.81%	.75%	.88%
Non-performing assets to total assets	.87%	.61%	.59%	.67%
Allowance for loan losses
to non-performing loans	105.10%	150.33%	142.72%	126.71%
Allowance for loan losses to loans	.91%	.92%	.94%	1.00%
Allowance for loan losses to loans (excluding
residential real estate mortgages)	1.72%	1.75%	1.81%	1.94%
Net charge-offs to average loans: (1)
Commercial loans	.20%	.16%	.19%	.23%
Residential real estate mortgage loans	.07%	.13%	.06%	.04%
Installment loans	.07%	.01%	.11%	.06%
Total loans	.12%	.12%	.11%	.11%

(1)	Quarter-to-date, annualized.